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                                   EXHIBIT (l)

                   Subscription Agreement of Wallace R. Weitz
                               September 19, 2003

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                                                                  Exhibit 99.(l)

                        SUBSCRIPTION FOR THE PURCHASE OF
                          SHARES OF BENEFICIAL INTEREST
                           OF THE WEITZ BALANCED FUND,
                           A SERIES OF THE WEITZ FUNDS


                               September 19, 2003


TO:  The Weitz Funds
     1125 South 103 Street
     Suite 600
     Omaha, Nebraska 68124-6008

Dear Sirs:

     The undersigned hereby subscribes to purchase ten thousand shares of beneficial interest of The Weitz Balanced Fund, the initial series of shares of The Weitz Funds, at a price of $10.00 per share, and agrees to pay therefor upon demand in cash the amount of $100,000. I hereby acknowledge that such shares are being issued in accordance with Section 14 of the Investment Company Act of 1940 and that my purchase is being made for investment purposes.


                                Very truly yours,


                                Wallace R. Weitz


                                  /s/ Wallace R. Weitz
                                ------------------------

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                                 THE WEITZ FUNDS
                        1125 SOUTH 103 STREET, SUITE 600
                           OMAHA, NEBRASKA 68124-6008


                               September 19, 2003


Mr. Wallace R. Weitz
c/o Wallace R. Weitz & Co., Inc.
1125 South 103 Street, Suite 600
Omaha, Nebraska 68124-6008

Dear Sir:

     The Weitz Funds (the "Trust"), on behalf of its initial series of shares, The Weitz Balanced Fund (the "Fund"), hereby accepts your offer to purchase ten thousand shares of the Fund at a price of $10.00 per share for an aggregate purchase price of $100,000. You have acknowledged to us in writing that such shares are being issued to you in accordance with Section 14 of the Investment Company Act of 1940 and that your purchase is being made for investment purposes.


                                         Sincerely,


                                          /s/ Mary K. Beerling
                                         ----------------------
                                         The Weitz Funds
                                         Mary K. Beerling
                                         Vice President and Secretary


Accepted by: Wallace R. Weitz


             /s/ Wallace R. Weitz
            ----------------------